Exhibit 99.1

Polypore International, Inc. Announces Pricing
of Initial Public Offering

Charlotte, N.C., June 28, 2007—Polypore International, Inc. (“Polypore”) today announced its initial public offering of 15,000,000 shares of common stock priced at $19.00 per share.  In addition, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P. and PP Holding, LLC have granted the underwriters an option to purchase up to an additional 2,250,000 shares of common stock, to cover over-allotments, if any.  Polypore will not receive any proceeds from the sale of shares by the selling stockholders.

The shares will begin trading on June 28, 2007 on the New York Stock Exchange under the symbol “PPO.”  The offering is expected to close on July 3, 2007.

J.P. Morgan Securities Inc. is acting as sole book running manager and as representative for the underwriters of the offering.  Credit Suisse Securities (USA) LLC, Bear, Stearns & Co. Inc., Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C. are acting as co-managers for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission.  When available, copies of the prospectus relating to the offering may be obtained from J.P. Morgan Securities Inc. at National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, telephone: 718-242-8002.

Polypore is a global high technology filtration company specializing in microporous membranes.  Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets.  Based in Charlotte, NC, Polypore is a global leader with manufacturing facilities or sales offices in nine countries serving six continents.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statement

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control.  Additional information concerning these and other important factors can be found in the prospectus relating to the offering and subsequent reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Contact: Polypore Investor Relations—704-587-8886